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                                                                       EXHIBIT 5


                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000



                               October 9, 1998



Safety-Kleen Services, Inc.
Laidlaw Environmental Services, Inc.
1301 Gervais Street
Suite 300
Columbia, SC 29201

            Registration Statement on Form S-4 (File No. 333-57587)

Dear Ladies and Gentlemen:

            In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement") filed by Safety-Kleen Services, Inc., a Delaware corporation (the "Issuer"), Laidlaw Environmental Services, Inc., a Delaware corporation (the "Parent") and the Subsidiary Guarantors (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement relates to the registration under the Act of the Issuer's 9 1/4% Senior Subordinated Notes due 2008 (the "New Notes") and the guarantees of each of the New Notes by the Guarantors (the "New Guarantees"). The New Notes are to be offered in exchange for the Issuer's outstanding 9 1/4% Senior Subordinated Notes due
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Safety-Kleen Services, Inc.
October 9, 1998
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2008 (the "Existing Notes") and the guarantees of each of the Existing Notes by the Guarantors (the "Existing Guarantees"). The New Notes and the New Guarantees will be issued by the Issuer under the terms of the Indenture (the "Indenture"), dated as of May 29, 1998, among the Issuer, the Guarantors and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined in this letter shall have the respective meanings given them in the Registration Statement.

            In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i)   the Registration Statement (including its exhibits);

            (ii) the Indenture included as Exhibit 4(b) to the Registration Statement;

            (iii) the proposed form of the New Notes included as Exhibit A-1 to the Indenture; and

            (iv) the Registration Rights Agreement, dated as of May 29, 1998, among the Issuer, the Guarantors, TD Securities (USA) Inc. and NationsBanc Montgomery Securities LLC (the "Registration Rights Agreement").

In addition, we have examined: (i) those corporate records of each of the Issuer and the Guarantors as we have considered appropriate; and (ii) those other certificates,
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Safety-Kleen Services, Inc.
October 9, 1998
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agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

            In our examination of the documents and in rendering the opinions set forth below, we have assumed, without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) that the each of the Guarantors (other than the Parent) has taken all necessary corporate action to authorize the Documents and the transactions provided for them and to which any Guarantor is a party and that each Document has been duly authorized, executed and delivered by each of the Guarantors (other than the Parent), (iii) that the execution and delivery by the parties of each Document and the consummation by each party of the transactions provided for in the Documents does not violate or result in a breach of or default under the party's certificate or articles of incorporation, by-laws, or other organizational documents, as the case may be, or the laws of the jurisdiction of incorporation of any such party, (iv) that the New Notes will be issued as described in the Registration Statement, (v) that the Indenture was duly authorized, executed and delivered by the parties to them (other than the Issuer and the Guarantors), (vi) that the New Notes will be in substantially the form attached to the Indenture and that any information omitted from any such form will be properly added. We have relied
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Safety-Kleen Services, Inc.
October 9, 1998
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upon the factual matters contained in the representations and warranties of the
Issuer and the Guarantors made in the Documents and upon certificates of public officials and officers of the Issuer and the Guarantors.

            Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

            1. When duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, the New Notes will be legal, valid and binding obligations of the Issuer enforceable against it in accordance with their terms.

            2. When the New Notes are duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, the New Guarantees will be legal, valid and binding obligations of each of the Guarantors enforceable against each Guarantor in accordance with their terms.

            The foregoing opinions are subject to the following qualifications: the enforceability of the Indenture, the New Notes and the New Guarantees may be
(i) subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

            Our opinion is limited to matters of New York law and Delaware corporate law. Please be advised that no member of this firm is admitted to practice
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Safety-Kleen Services, Inc.
October 9, 1998
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in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, which are currently in effect.

            We hereby consent to the use of our name in the Registration Statement and in the prospectus contained in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.


                                    Very truly yours,


                                    /S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                        Paul, Weiss, Rifkind, Wharton & Garrison